Exhibit (e)

                             Rule 466 Certification


The depositary, Citibank, N.A., represents and certifies the following:

            1. That it previously had filed a Registration Statement on Form F-6 (Registration No. 333-155433), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Post-Effective Amendment No. 1 to Registration Statement on Form F-6; and

            2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                       CITIBANK, N.A., as Depositary


                                       By: /s/ Susan A. Lucanto
                                           ----------------------------
                                           Name:  Susan A. Lucanto
                                           Title: Vice President